Release:	February 27, 2006

Contact:	Laura Jo Snyder-Cruz, Investor Relations
(212) 857-5423
(212) 857-5973 (fax)
E-Mail: ir@hmsy.com
http://www.hmsholdings.com

HMS Holdings Corp. Announces 2005 Results

NEW YORK, February 27, 2006 — HMS Holdings Corp. (Nasdaq: HMSY) announced results today for the fourth quarter and year ended December 31, 2005, reporting revenue of $17.2 million for the fourth quarter of 2005, an increase of $2.9 million or 20% from the $14.3 million reported for the fourth quarter of the prior year. HMSY reported income from continuing operations and net income of $2.7 million or $0.12 per diluted common share for the fourth quarter of 2005, versus income from continuing operations of $2.8 million or $0.12 per diluted common share during the fourth quarter of the prior year. Expenses in the fourth quarter of 2005 included approximately $900,000 of non-recurring severance and other separation payments.

For the full year 2005, the Company reported revenue of $60.0 million, a 19% increase over 2004 revenue of $50.5 million. Also for the full year, the Company reported income from continuing operations of $8.3 million or $0.37 per diluted common share, versus income from continuing operations of $5.3 million or $0.24 per diluted common share in the prior year. As previously announced, we sold our Accordis business on August 31, 2005 and the current year results of discontinued operations include income from operations of $839,000 or $0.04 per diluted share and a loss on sale of $1.2 million or $0.05 per diluted share.

Revenue from Health Management Systems, Inc. (HMS), our subsidiary that provides cost containment and coordination of benefits services to state Medicaid agencies and managed care organizations, was $14.8 million for the fourth quarter of 2005 compared to $12.7 million for the fourth quarter of the prior year. For the full year 2005, revenue from HMS was $51.6 million, a 17% increase over the prior year HMS revenue of $44.0 million. Revenue from Reimbursement Services Group Inc. (RSG), our subsidiary that provides Medicare cost reporting services, was $1.8 million for the fourth quarter of 2005 compared to $1.7 million for the fourth quarter of the prior year. For the full year 2005, revenue from RSG was $7.5 million, a 16% increase over the prior year RSG revenue of $6.5 million.

We anticipate revenue for 2006 will be approximately 15-17% higher than our 2005 revenue. As we have noted in the past, the project nature of much of HMS’s and RSG’s business can result in an uneven revenue stream and thus expectations for 2006 are based on an annual comparison to 2005 and are not necessarily applicable on a sequential or year-over-year quarterly basis.

The Company’s Board of Directors has approved a $10,000,000 share repurchase program, by which the Company is authorized to repurchase shares of its common stock, in open market or privately negotiated transactions, if management determines at any time that the market price of the common stock is attractive. Under the Company’s existing share repurchase program, which was adopted in May 1997, the Company purchased an aggregate 1.7 million shares for $9.4 million.

HMSY will be hosting its 2005 year end results conference call with the investment community on Tuesday, February 28, 2006, at 10:00 A.M. Eastern Time. The conference call will include listen-only capability for individual investors and interested parties. The conference call number is (877) 272-8639, Conference ID #5281408. The conference call will be available for replay at (212) 857-5423 until March 18, 2006. This press release and the included earnings statements will be available at www.hmsholdings.com indefinitely.

The HMS Holdings Corp. Form 10-K for the year ended December 31, 2005 will be filed and available on our website www.hmsholdings.com on or about March 10, 2006, and will contain additional information about our results of operations for the fiscal year. Shareholders and interested investors are also welcome to contact us through our Investor Relations phone number, 212-857-5423. Following the filing of the Form 10-K, corporate executives will be available to respond to inquiries from shareholders and interested investors.

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HMS Holdings Corp. provides cost containment, coordination of benefits and cost reporting services to healthcare payors and providers. We help our clients increase revenue and reduce operating and administrative costs.

Certain statements in this press release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (the “Reform Act”). Such forward-looking statements involve known and unknown risks, uncertainties, and other factors that may cause the actual results, performance, or achievements of HMSY, or industry results, to be materially different from any future results, performance, or achievements expressed or implied by such forward-looking statements. The important factors that could cause actual results to differ materially from those indicated by such forward-looking statements include, but are not limited to (i) the information being of a preliminary nature and therefore subject to further adjustment; (ii) the uncertainties of litigation; (iii) HMSY’s dependence on significant customers; (iv) changing conditions in the healthcare industry which could simplify the reimbursement process and adversely affect HMSY’s business; (v) government regulatory and political pressures which could reduce the rate of growth of healthcare expenditures and/or discourage the assertion of claims for reimbursement against and delay the ultimate receipt of payment from third party payors; (vi) competitive actions by other companies, including the development by competitors of new or superior services or products or the entry into the market of new competitors; (vii) all the risks inherent in the development, introduction, and implementation of new products and services; and (viii) other risk factors described from time to time in HMSY’s filings with the SEC, including HMSY’s Form 10-K for the year ended December 31, 2004. HMSY assumes no responsibility to update the forward-looking statements contained in this release as a result of new information, future events or otherwise. When/if used in this release, the words “focus”, "believe”, “confident”, “anticipate”, “expected”, “strong”, “potential”, and similar expressions are intended to identify forward-looking statements, and the above described risks inherent therein.

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Condensed Consolidated Statements of Income

(In Thousands, Except Per Share Amounts)

(unaudited)

	Three months ended Dec. 31,		Year ended Dec. 31,
	2005	2004	2005	2004
Revenue	$17,228	$14,346	$60,024	$50,451

Cost of services:
Compensation	7,849	5,965	26,945	23,062
Data processing	1,418	1,029	4,793	3,987
Occupancy	1,323	1,065	4,670	4,158
Direct project costs	2,609	2,142	9,796	8,544
Other operating costs	1,624	1,431	6,244	5,576

Total cost of services	14,823	11,632	52,448	45,327

Operating income	2,405	2,714	7,576	5,124

Net interest income	462	112	1,238	313
Income from continuing operations before income taxes	2,867	2,826	8,814	5,437
Income taxes	210	42	465	103

Income from continuing operations	2,657	2,784	8,349	5,334

Discontinued operations:
Income from operations, net of tax	36	2,590	839	2,377
Loss on sale of discontinued operations, net of tax	(4)	-	(1,161)	-

Income (loss) from discontinued operations	32	2,590	(322)	2,377

Net income	$ 2,689	$ 5,374	$ 8,027	$ 7,711

Basic income per share data:
Income per share from continuing operations	$ 0.13	$ 0.14	$ 0.42	$ 0.28
Income (loss) per share from discontinued operations	-	0.14	(0.02)	0.12

Net income per basic share	$ 0.13	$ 0.28	$ 0.40	$ 0.40

Weighted average common shares outstanding, basic	20,146	19,285	19,865	19,074

Diluted income per share data:
Income per share from continuing operations	$ 0.12	$ 0.12	$ 0.37	$ 0.24
Income (loss) per share from discontinued operations	-	0.12	(0.01)	0.11

Net income per diluted share	$ 0.12	$ 0.24	$ 0.36	$ 0.35

Weighted average common shares outstanding, diluted	22,487	22,549	22,287	22,275

Condensed Consolidated Balance Sheets

(In Thousands, Except Share and Per Share Amounts)

(unaudited)

	December 31,	December 31,
	2005	2004
Assets
Current assets:
Cash and cash equivalents	$ 3,641	$ 9,196
Short-term investments	37,500	22,500
Accounts receivable, net	19,030	13,544
Prepaid expenses and other current assets	5,699	3,196
Current assets of discontinued operations	-	10,605
Total current assets	65,870	59,041

Property and equipment, net	7,534	4,183
Goodwill, net	2,382	2,382
Deferred income taxes, net	6,398	6,939
Other assets	5,417	37
Noncurrent assets of discontinued operations	-	4,081

Total assets	$ 87,601	$ 76,663

Liabilities and Shareholders’ Equity

Current liabilities:
Accounts payable, accrued expenses and other liabilities	$ 13,335	$ 11,228
Current liabilities of discontinued operations	-	3,666
Total current liabilities	13,335	14,894

Other liabilities	1,497	1,371
Total liabilities	14,832	16,265

Commitments and contingencies

Shareholders’ Equity
Preferred stock - $.01 par value;	-	-
5,000,000 shares authorized; none issued
Common Stock - $.01 par value;
45,000,000 shares authorized;
21,874,579 shares issued and 20,211,733 shares
outstanding at December 31, 2005;
20,980,331 shares issued and 19,335,415 shares
outstanding at December 31, 2004;	219	210
Capital in excess of par value	81,681	77,237
Retained earnings (deficit)	266	(7,761)
Treasury stock, at cost; 1,662,846 and 1,644,916 shares at December 31, 2005 and 2004, respectively	(9,397)	(9,288)

Total shareholders’ equity	72,769	60,398

Total liabilities and shareholders’ equity	$ 87,601	$ 76,663

Condensed Consolidated Statements of Cash Flows

(in Thousands)

(unaudited)

	Year ended Dec. 31,
	2005	2004

Operating activities:
Net income	$ 8,027	$ 7,711
Adjustments to reconcile net income to net cash provided by operating activities:
Income (loss) from discontinued operations	322	(2,377)
Loss on disposal of fixed assets	-	9
Depreciation and amortization	2,319	1,706
Changes in assets and liabilities:
Increase in accounts receivable	(5,486)	(3,824)
(Increase) decrease in prepaid expenses and other current assets	(338)	139
Increase in other assets	(7)	(178)
Increase in accounts payable, accrued expenses and other liabilities	2,234	3,303

Net cash provided by operating activities	7,071	6,489

Investing activities:
Purchases of short-term investments	(72,350)	(35,350)
Sales of short-term investments	57,350	12,950
Proceeds from sale of Accordis	2,000	-
Purchases of property and equipment	(5,040)	(3,099)
Investment in software	(630)	(407)

Net cash used in investing activities	(18,670)	(25,906)

Financing activities:
Proceeds from exercise of stock options	2,995	2,080
Purchases of treasury stock	(109)	-

Net cash provided by financing activities	2,886	2,080

Net decrease in cash and cash equivalents	(8,713)	(17,337)
Cash provided by (used in) discontinued operations	3,158	(82)
Cash and cash equivalents at beginning of period	9,196	26,615

Cash and cash equivalents at end of period	$ 3,641	$ 9,196

Supplemental disclosure of cash flow information:
Cash paid for income taxes	$ 360	$ 135
Note receivable from sale of Accordis	$ 5,542	$ -